UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/31/2011

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 31, 2011, the Company and its secured lender, WB QT, LLC (the "Lender"), entered into an Agreement and Amendment (the "Agreement") pursuant to which the Company and the Lender agreed to amend the terms of each of the three outstanding convertible promissory notes held by Lender (the "Convertible Notes") and that certain promissory note held by Lender that is referred to by the Company as the "Consent Fee Note." The material terms of the Agreement, including the material amendments to the Convertible Notes and Consent Fee Note, are as follows:

Material Amendments to Convertible Notes:

1. The maturity date on the Converible Notes was extended from August 31, 2011 to October 31, 2011. $2.0 million of the principal is due and payable on September 9, 2011 and the remaining $10.5 million is due and payable on October 31, 2011. In exchange for the extension, the Company issued 500,000 shares of its common stock to the Lender (the "Extension Fee Shares"), and the conversion price under each of the Convertible Notes will be automatically adjusted on September 1, 2011 from $9.80 per share to $3.31 per share, which represents the closing price for a share of the Company's common stock on August 31, 2011.

2. The Company was given the right to prepay all or part of the Convertible Notes.

Material Amendments to Consent Fee Note:

1. The Company's right to satisfy payment demands using shares of its common stock was amended to provide that the Company can exercise such right to use shares of common stock as long as the volume weighted average price for a share of its common stock for the 3 consecutive trading day period prior to the date a payment demand is made (the "VWAP Price") is greater than $2.00. Prior to the execution of the Agreement, the Company could only satisfy payment demands using shares of its common stock if the share price was at least $10.00.

2. The Lender's right to make payment demands was amended so that no payment demands can be made prior to October 31, 2011 unless the Company's VWAP Price is greater than $2.00.

3. The Company was given the immediate right to prepay all or part of the Consent Fee Note (the "Call Right"). In the event the Company exercises its Call Right, the amount so called must be paid in cash. Prior to the execution of the Agreement, the Company could not call any part of the Consent Fee Note until January 16, 2012.

Other Material Terms:

1. The Agreement provides that under no circumstances can the Company issue to Lender on an aggregate basis, upon conversion of the Convertible Notes or in satisfaction of payment demands made under the Consent Fee Note, shares constituting more than 19.99% of the Company's issued and outstanding shares immediately prior to the execution of the Agreement ("Share Cap Limitation"). In the event that the Lender attempts to make a conversion under the Convertible Notes but is unable to effect all or part of such conversion because of the Share Cap Limitation, then the Company is obligated to pay Lender an amount in cash equal to the product of (a) the number of shares in excess of the Share Cap Limitation, and (b) the lesser of (i) the volume weighted-average price of the Company's common stock for the three consecutive trading days ending on the trading day immediately preceding the effective date of such conversion, and (ii) $4.50.

The foregoing description of the Agreement and Amendment is not a complete description thereof and is qualified in its entirety by reference to the complete text of such Agreement and Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures in Item 1.01 are incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities

The disclosures in Item 1.01 are incorporated herein by reference. The Extension Fee Shares, the Convertible Notes, as amended, and the Consent Fee Note, as amended, were issued to an accredited investor in transactions exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D. The transactions did not involve a public offering, were made without general solicitation or advertising, and there was no underwriter and no underwriting commissions or discounts.

Item 9.01.    Financial Statements and Exhibits

10.1 Agreement and Amendment, dated August 31, 2011, between the Company and WB QT, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: September 01, 2011	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	WB QT Agreement and Amendment